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                                                                     EXHIBIT 23

               [Letterhead of Sutherland Asbill & Brennan LLP]



                              September 18, 1998


Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Largo, Florida 33770

Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No.1 to the Form S-6 registration statement for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By:       /s/ Stephen E. Roth
                                  -----------------------------------
                                        Stephen E. Roth, Esq.